UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2021 (December 28, 2020)

Concho Resources Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600
(Commission File Number)	(I.R.S. Employer Identification No.)

One Concho Center 600 W. Illinois Avenue Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 683-7443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CXO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, on October 18, 2020, Concho Resources Inc., a Delaware corporation (“Concho”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ConocoPhillips (“ConocoPhillips”) and Falcon Merger Sub Corp., a wholly owned subsidiary of ConocoPhillips (“Merger Sub”). The Merger Agreement provides that, among other things and subject to the terms and conditions of the Merger Agreement, (a) Merger Sub will be merged with and into Concho (the “Merger”), with Concho surviving and continuing as the surviving corporation in the Merger, and, (b) at the effective time of the Merger, each outstanding share of common stock of Concho (other than certain Excluded Shares and Converted Shares (each as defined in the Merger Agreement)) will be converted into the right to receive 1.46 (the “Exchange Ratio”) shares of common stock of ConocoPhillips. On December 11, 2020, ConocoPhillips filed with the Securities and Exchange Commission (the “SEC”) a joint proxy statement/prospectus (the “Proxy Statement”) with respect to the special meetings of ConocoPhillips and Concho shareholders, each scheduled to be held on January 15, 2021 in connection with the Merger.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2021 Annual Equity Awards

On December 31, 2020, the Compensation Committee of the Concho Board (the “Compensation Committee”) approved the grant of performance units (the “2021 Performance Units”) and restricted stock (the “2021 Restricted Stock Awards”) to officers on January 4, 2021 of the Concho under Concho’s 2019 Stock Incentive Plan, which was approved by Concho stockholders in May 2019. The number of awards granted was based on the mean of the high and low sales price of Concho common stock on December 31, 2020. These awards were previously disclosed in the Proxy Statement under the heading “The Merger Proposal – Interests of Concho Directors and Executive Officers in the Merger – 2021 Long-Term Incentive Awards”.

2021 Performance Unit Awards

The 2021 Performance Units granted to each recipient are payable in shares of Concho common stock based upon the achievement by Concho over a performance period commencing on January 1, 2021 and ending on December 31, 2023 of performance goals established by the Compensation Committee. The number of shares of Concho common stock that may be issued pursuant to an award will be determined by multiplying the number of 2021 Performance Units granted under the award by the result of multiplying the “Relative TSR Percentage” by the “Absolute TSR Percentage.” The “Relative TSR Percentage” is the percentage, if any, achieved by attainment of the following performance goals for the performance period, as certified by the Compensation Committee: (i) if Concho’s total shareholder return (“TSR”) measured against Concho’s peer group is below the 25th percentile, the Relative TSR Percentage is 0%; (ii) if the TSR measured against Concho’s peer group is at the 25th percentile, the Relative TSR Percentage is 50%; (iii) if the TSR measured against Concho’s peer group is at the 50th percentile, the Relative TSR Percentage is 100%; (iv) if the TSR measured against Concho’s peer group is at the 70th percentile, the Relative TSR Percentage is 150%; and (v) if the TSR measured against Concho’s peer group is in the 90th percentile or above, the Relative TSR Percentage is 200%, with 200% being the maximum and the Compensation Committee applying straight line interpolation for all points between such performance levels. The “Absolute TSR Percentage” is the percentage achieved by attainment of the following performance goals for the performance period, as certified by the Compensation Committee: (a) if Concho’s absolute annualized TSR is less than 0%, the Absolute TSR Percentage is 75%; (b) if Concho’s absolute annualized TSR is at least 0% and not greater than 5%, the Absolute TSR Percentage is 87.5%; (c) if Concho’s absolute annualized TSR is at least 5% and not greater than 10%, the Absolute TSR Percentage is 100%; (d) if Concho’s absolute annualized TSR is at least 10% and not greater than 15%, the Absolute TSR Percentage is 112.5%; and (e) if Concho’s absolute annualized TSR is greater than 15%, the Absolute TSR Percentage is 125%. TSR for Concho and each of the peer companies is generally determined by dividing (A) the average closing stock prices on each trading day during the period beginning on the first day of the calendar month in which the last day of the performance period occurs and ending on the last day of the performance period plus cash dividends paid over the performance period minus the starting average stock price by (B) the starting average stock price, with the starting average stock price being the average of the closing stock prices on each trading day in the calendar month immediately preceding the first day of the performance period.

Dividend equivalents with respect to any cash dividends paid during the performance period are paid at the same time, and subject to the same terms and conditions, as are applicable to 2021 Performance Units, except that if more than one share of Concho common stock becomes payable in respect of a 2021 Performance Unit, then the maximum amount of dividend equivalents payable with respect to such unit equals the aggregate amount of cash dividends paid during the performance period on one share of Concho common stock.

Upon the closing of the Merger, the 2021 Performance Units will be automatically converted into a number of ConocoPhillips restricted stock based on the Exchange Ratio and assuming achievement of the applicable performance goals at target performance (100%). As converted, each ConocoPhillips restricted stock award corresponding to a 2021 Performance Unit will (i) vest one-third per year on the first, second and third anniversaries of the grant date, (ii) immediately vest in full upon a Qualifying Termination (as defined in the 2021 Performance Unit Award Agreement) and (iii) otherwise be subject to substantially the same terms and conditions as applied to the corresponding 2021 Performance Unit immediately prior to the Effective Time; provided, that as of the Effective Time, the performance-vesting conditions shall no longer apply. In addition, in consideration for the 2021 Performance Units and certain other awards, the 2021 Performance Units granted to each of Messrs. Leach, Harper and Giraud contain certain non-competition restrictions that will apply in the event such officer is terminated prior to the second anniversary of the closing of the Merger and eligible to receive severance in connection with such termination and “good reason” will be defined per their ConocoPhillips employment letter.

The number of 2021 Performance Units granted on January 4, 2021 by the Compensation Committee to the Company’s named executive officers is as follows: Mr. Leach, 103,014 Performance Units; Mr. Harper, 42,236 Performance Units; Mr. Giraud, 31,763 Performance Units; Mr. Counts, 18,886 Performance Units and Ms. Schroer, 18,886 Performance Units.

The foregoing description of the 2021 Performance Units granted to Concho’s named executive officers is qualified in its entirety by reference to the complete text of the form of 2021 Performance Unit Award Agreement, attached hereto as Exhibit 10.1, and incorporated herein by reference.

2021 Restricted Stock Awards

The 2021 Restricted Stock Awards granted to each officer vest in four equal annual installments beginning on January 4, 2022. Upon the closing of the Merger, the 2021 Restricted Stock Awards will be automatically converted into a number of ConocoPhillips restricted stock based on the Exchange Ratio. As converted, each ConocoPhillips restricted stock award corresponding to a 2021 Restricted Stock Award will (i) vest one-third per year on the first, second and third anniversaries of the grant date, (ii) immediately vest in full upon a Qualifying Termination (as defined in the 2021 Restricted Stock Award Agreement) and (iii) otherwise be subject to substantially the same terms and conditions as applied to the corresponding 2021 Restricted Stock Award immediately prior to the Effective Time.

The number of 2021 Restricted Stock Awards granted on January 4, 2021 by the Compensation Committee to the Company’s named executive officers is as follows: Mr. Leach, 51,507 Restricted Stock Awards; Mr. Harper, 28,157 Restricted Stock Awards; Mr. Giraud, 31,763 Restricted Stock Awards; Mr. Counts, 18,886 Restricted Stock Awards and Ms. Schroer, 18,886 Restricted Stock Awards.

The foregoing description of the 2021 Restricted Stock Award granted to Concho’s named executive officers is qualified in its entirety by reference to the complete text of the form of 2021 Restricted Stock Award Agreement, attached hereto as Exhibit 10.2, and incorporated herein by reference.

Amendment of Succession Restricted Stock Awards

On January 2, 2019, each of Messrs. Harper and Giraud were granted certain awards of restricted stock that vest over a period of ten years at a rate of 20% per year commencing on the sixth anniversary of the grant date (the “Succession Restricted Stock Awards”). On December 31, 2020, the Compensation Committee amended the Succession Restricted Stock Awards, contingent on the closing of the Merger, so that each such award shall vest in three equal installments on each of January 2, 2022, 2023 and 2024, subject to such other terms and conditions of the applicable award agreement (including immediate vesting acceleration upon a Qualifying Termination (as defined therein)). Except for the aforementioned change to the vesting schedule, the Succession Restricted Stock Awards will continue to remain governed by the terms and conditions of the applicable award agreement. This action was previously disclosed in the Proxy Statement under the heading “The Merger Proposal – Interests of Concho Directors and Executive Officers in the Merger – Other Compensation Matters”.

The foregoing description of the Succession Restricted Stock Awards is qualified in its entirety by reference to the complete text of a Succession Restricted Stock Agreement which contains the terms of the award. The Succession Restricted Stock Awards granted to each of Messrs. Harper and Giraud are evidenced by a form Succession Restricted Stock Award previously approved by the Compensation Committee that was filed as Exhibit 10.4 to Concho’s Current Report on Form 8-K on January 4, 2019 and is incorporated herein by reference.

2018 Performance Unit Awards

On December 28, 2020, the Compensation Committee determined that the performance units previously granted to certain officers of Concho with respect to a performance period commencing on January 1, 2018 and ending on December 31, 2020 (the “2018 Performance Units”) were earned with applicable performance goals deemed satisfied at 200% of target (which is two-thirds of maximum performance). In addition, the Compensation Committee determined that the 2018 Performance Units would be settled in cash on December 31,2020, with such payment based upon the mean of the high and low sales price of Concho common stock on December 31, 2020. This is consistent with how the 2018 Performance Units would have been treated under the Merger Agreement in the event the Merger had closed prior to December 31, 2020, and the payment of the 2018 Performance Units at 200% of target was previously disclosed in the Proxy Statement under the heading “The Merger Proposal – Interests of Concho Directors and Executive Officers in the Merger – Treatment of Concho Equity Awards”.

Allocation of Merger-Related Retention Awards

As disclosed in the Proxy Statement, ConocoPhillips and Concho agreed that Concho is permitted to grant cash retention awards to Concho employees, including executive officers, to incentivize efforts to consummate the Merger and to ensure a successful and efficient integration process. On December 31, 2020, the Compensation Committee determined that in recognition of Messrs. Leach’s, Harper’s and Giraud’s performance in connection with Concho’s entry into the Merger Agreement and exceptional efforts and leadership during this transitional period prior to the closing of the Merger, it was appropriate to grant them a supplemental retention award within the following ranges: Mr. Leach, $4 - $5 million; Mr. Harper, $2.75 - $3.25 million and Mr. Giraud, $2.25 - 2.75 million. The supplemental retention awards will include a clawback provision that requires the executive to return a proportionate portion of 50% of the award if the executive departs the company within 12 months of the closing of the Merger and will be evidenced by a form of Supplemental Retention Award Agreement attached hereto as Exhibit 10.3 and incorporated herein by reference. These supplemental retention awards are in addition to the share based retention awards that were previously disclosed in the Proxy Statement under the heading “The Merger Proposal – Interests of Concho Directors and Executive Officers in the Merger – Retention Program” that will be paid in cash on the closing of the Merger (subject to the applicable officer’s continued service through the closing of the Merger) based on a $60.00 share price. The Compensation Committee also determined that one non-employee member of the Concho Board, would be eligible for a retention award in respect of approximately 11,000 shares of Concho common stock to be paid in cash on the closing of the Merger.

Item 8.01 Other Events.

Litigation Related to the Merger

In connection with the Merger, seven lawsuits were filed between November 23 and December 28, 2020 against one or more of Concho, the directors of Concho, ConocoPhillips, the directors of ConocoPhillips and Merger Sub (collectively, the “Defendants”). Four complaints, Stein v. Concho Resources Inc. et al., C.A. No. 1:20-cv-01582-UNA, Chappidi v. Concho Resources Inc. et al., C.A. No. 1:20-cv-01584-UNA, Lovoi v. ConocoPhillips et al., C.A. No. 1:20-cv-01638-UNA and Davydov v. ConocoPhillips et al., C.A. No. 1:20-cv-01674-UNA (the “Davydov lawsuit”), were filed in the U.S. District Court for the District of Delaware. One complaint, Ortiz v. Concho Resources Inc. et al., C.A. No. 1:20-cv-05886, was filed in the U.S. District Court for the Eastern District of New York. One complaint, Stracener v. ConocoPhillips et al., C.A. No. 1:20-cv-10954, was filed in the U.S. District Court for the Southern District of New York. One complaint, Garfield v. Bunch et al., No. 2020-79700, was filed in the District Court of Harris County, Texas (the “Garfield lawsuit”).

The complaints filed in federal court generally allege, among other things, that the Defendants disseminated a false or misleading registration statement regarding the proposed Merger in violation of Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC Rule 14a-9 promulgated thereunder. These complaints allege that the preliminary joint proxy statement/prospectus or the Definitive Proxy Statement filed by ConocoPhillips misstated or omitted material information regarding the parties’ financial projections, the analyses performed by Concho’s and ConocoPhillips’ respective financial advisors, potential conflicts of interest involving Concho’s and ConocoPhillips’ respective financial advisors and/or the sales process leading up to the Merger, and that disclosure of material information is necessary for Concho’s and ConocoPhillips’ stockholders to make informed decisions regarding whether to vote in favor of the Merger or the issuance of shares of ConocoPhillips common stock in connection with the Merger (the “Share Issuance”). Other than the Davydov lawsuit, the complaints further allege that Concho’s or ConocoPhillips’ directors and/or ConocoPhillips are liable for alleged violations as “controlling persons” of Concho and ConocoPhillips under Section 20(a) of the Exchange Act. The Garfield lawsuit alleges, among other things, that ConocoPhillips and the directors of ConocoPhillips disseminated a Definitive Proxy Statement that contains materially false and misleading statements and omissions in violation of Texas common law. The complaint alleges that the Definitive Proxy Statement included false or misleading statements regarding conflicts of interests of those promoting the Merger, as well as financial information underlying the analyses conducted by ConocoPhillips’ financial advisor in formulating its fairness opinion, and that disclosure of material information is necessary for ConocoPhillips’ stockholders to make informed decisions regarding whether to vote in favor of the Share Issuance. Among other relief, the complaints seek injunctive relief, including enjoining the Merger unless and until the Defendants disclose the allegedly omitted material information, rescinding the Merger in the event the Defendants consummate the Merger (or awarding rescissory damages), damages, and an award of attorneys’ and experts’ fees. ConocoPhillips and Concho believe that the claims in the complaints are without merit and that no further disclosure is required under applicable law.

As a result of supplemental disclosures set forth herein, the plaintiff in the Garfield lawsuit has entered into an agreement to voluntarily dismiss his action with prejudice.

Supplemental Disclosures to Definitive Proxy Statement

This supplemental information to the Definitive Proxy Statement should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Nothing herein shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. All page references in the information below are to pages in the Definitive Proxy Statement, and all terms used but not defined below shall have the meanings set forth in the Definitive Proxy Statement.

The following underlined language is added to the second full paragraph in the section of the Definitive Proxy Statement entitled “The Merger—Opinion of Goldman Sachs, ConocoPhillips’ Financial Advisor—Illustrative Discounted Cash Flow Analysis—Concho Standalone” that appears on pages 94-95.

Using discount rates ranging from 5.5% to 7.5%, reflecting estimates of Concho’s weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2020 (i) estimates of the unlevered free cash flows to be generated by Concho on a standalone basis for the period from June 30, 2020 to December 31, 2025, as reflected in the forecasts for Concho, and (ii) a range of illustrative terminal values for Concho as of December 31, 2025, calculated by applying perpetuity growth rates ranging from (0.5)% to 0.5% to the estimate of the terminal year unlevered free cash flow of Concho, as reflected in the forecasts for Concho (which analysis implied multiples of the implied terminal values derived for Concho to estimated earnings before interest, taxes, depreciation, and amortization expense (which we refer to as “EBITDA”) for Concho, as reflected in the forecasts for Concho, for 2025, ranging from 3.9x to 6.3x). Goldman Sachs derived the discount rates referenced above by application of the capital asset pricing model (which we refer to as “CAPM”), which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the forecasts for Concho on a standalone basis and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived a range of illustrative enterprise values for Concho by adding the ranges of present values it derived as described above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived the net debt of Concho as of June 30, 2020, as reflected in Concho’s consolidated balance sheet as of that date, adjusted by approximately $100 million to reflect Concho’s public offering of its 2.400% Senior Notes in August 2020 and redemption of its 4.375% Senior Notes in September 2020, to derive a range of illustrative equity values for Concho. Goldman Sachs then divided the range of illustrative equity values it derived for Concho on a standalone basis by the fully diluted shares of Concho common stock outstanding as of October 16, 2020, calculated based on equity information provided by Concho management and approved for standalone basis, for 2025, ranging from 4.3x to 7.3x). Goldman Sachs derived the discount rates referenced above by application of CAPM. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the forecasts for ConocoPhillips on a standalone basis and market expectations regarding long-term real growth of gross domestic product and inflation.

The following underlined language is added to the first full paragraph in the section of the Definitive Proxy Statement entitled “The Merger—Opinion of Credit Suisse, Concho’s Financial Advisor—Selected Company Analysis” that appears on pages 107-108.

Credit Suisse considered certain financial data for Concho, ConocoPhillips and selected companies with publicly traded equity securities Credit Suisse deemed relevant. The selected companies were selected because they were deemed to be similar to Concho and ConocoPhillips in one or more respects. For purposes of these analyses, (1) Credit Suisse was directed by Concho to use the Concho projections (Case A) and the Concho projections for ConocoPhillips (Case A) given that the scenarios contemplated by Case A were considered by Concho management to most closely resemble then current market conditions and near-term production growth profiles, (2) except as otherwise noted, share prices for the selected companies were closing prices as of October 16, 2020 and (3) estimates of future financial performance for the selected companies for the years ending December 31, 2021 and 2022 used to select the implied multiple ranges were based on publicly available research analyst estimates for those companies.

The following underlined language is added to the first two full paragraphs in the section of the Definitive Proxy Statement entitled “The Merger—Opinion of Credit Suisse, Concho’s Financial Advisor—Discounted Cash Flow Analysis” that appear on pages 109-110.

Concho. Credit Suisse performed a discounted cash flow analysis with respect to Concho by calculating the estimated net present value of the projected after-tax, unlevered, free cash flows of Concho based on each of the four cases described above comprising the Concho projections. Credit Suisse applied, based on its professional judgment and experience, terminal multiples of 5.0x-6.0x to Concho’s estimated EBITDAX for the year ended December 31, 2030 based on each case of the Concho projections to estimate a range of terminal values and discount rates ranging from 9.0% to 11.0% to the projected unlevered free cash flows and calculated terminal values. Credit Suisse derived ranges of illustrative enterprise values for Concho for each case by adding the ranges of present values it derived as described above. Credit Suisse then subtracted, from the ranges of illustrative enterprise values it derived, as directed by Concho management, estimates of applicable corporate adjustments, including net debt, of Concho as of December 31, 2020 provided by Concho management. Credit Suisse derived the discount rates referenced above, reflecting estimates of weighted average cost of capital for Concho, by application of the capital asset pricing model. The discounted cash flow analysis for Concho indicated implied reference ranges per share of Concho common stock of $38.37 to $54.74 for Case A, $93.23 to 121.69 for Case B, $28.22 to $38.55 for Case C, and $67.38 to $85.15 for Case D.

ConocoPhillips. Credit Suisse performed a discounted cash flow analysis with respect to ConocoPhillips by calculating the estimated net present value of the projected after-tax, unlevered, free cash flows of ConocoPhillips based on each of the four cases described above comprising the Concho projections for ConocoPhillips. Credit Suisse applied, based on its professional judgment and experience, terminal multiples of 6.0x- 7.0x to ConocoPhillips’ estimated EBITDAX for the year ended December 31, 2030 based on each case of the Concho projections for ConocoPhillips to estimate a range of terminal values and discount rates ranging from 8.0% to 10.0% to the projected unlevered free cash flows and calculated terminal values. Credit Suisse derived ranges of illustrative enterprise values for ConocoPhillips for each case by adding the ranges of present values it derived as described above. Credit Suisse then subtracted, from the ranges of illustrative enterprise values it derived, as directed by Concho management, estimates of applicable corporate adjustments, including net debt, of ConocoPhillips as of December 31, 2020 provided by ConocoPhillips management. Credit Suisse derived the discount rates referenced above, reflecting estimates of weighted average cost of capital for ConocoPhillips, by application of the capital asset pricing model. The discounted cash flow analysis for ConocoPhillips indicated implied reference ranges per share of ConocoPhillips common stock of $24.48 to $33.07 for Case A, $62.94 to $78.33 for Case B, $20.15 to $26.60 for Case C, and $53.27 to $64.98 for Case D. While the ConocoPhillips projections were based on differing oil price and production growth assumptions than the Concho projections for ConocoPhillips and consequently were not directly comparable to the Concho projections for ConocoPhillips, Credit Suisse also performed a discounted cash flow analysis with respect to ConocoPhillips based on the ConocoPhillips projections using terminal multiples of 6.0x to 7.0x and discount rates ranging from 8.0% to 10.0%, which indicated an implied reference range per share of ConocoPhillips common stock of $52.19 and $65.97.

The following underlined language is added to, and the crossed out language is deleted from, the last full paragraph in the section of the Definitive Proxy Statement entitled “The Merger—Opinion of Credit Suisse, Concho’s Financial Advisor—Other Matters” that appears on page 111.

Credit Suisse and its affiliates have in the past provided and currently are providing investment banking and other financial advice and services to Concho and its affiliates for which advice and services Credit Suisse and its affiliates have received and would expect to receive compensation, including, among other things, during the ~~past two years~~ two-year period preceding delivery of its opinion, having acted as a senior co-manager in connection with the public offering of debt securities by Concho in 2020 and being a participant and lender under outstanding credit facilities, for which Credit Suisse and its affiliates received approximately $~~220,000~~1,850,000 in fees, interest and related income. Credit Suisse and its affiliates have in the past provided investment banking and other financial advice and services to ConocoPhillips and its affiliates for which advice and services Credit Suisse and its affiliates have received compensation, including, among other things, during the ~~past two years~~ two-year period preceding delivery of its opinion, having acted as a financial intermediary in connection with a repurchase of ConocoPhillips common stock by ConocoPhillips in 2020 and being a participant and lender under outstanding credit facilities, for which Credit Suisse and its affiliates received approximately $~~210,000~~750,000 in fees, interest and related income. Credit Suisse and its affiliates may in the future provide investment banking and other financial advice and services to Concho, ConocoPhillips and their respective affiliates for which advice and services Credit Suisse and its affiliates would expect to receive compensation. Credit Suisse is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial advice and services. ~~Credit Suisse and its affiliates are also participants and lenders under outstanding credit facilities of Concho and ConocoPhillips and/or certain of their respective affiliates.~~ In the ordinary course of business, Credit Suisse and its affiliates may acquire, hold or sell, for its and its affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Concho, ConocoPhillips and any other company that may be involved in the merger, as well as provide investment banking and other financial advice and services to such companies and their affiliates.

The following underlined language is added to, and the crossed out language is deleted from, the third and fourth full paragraphs in the section of the Definitive Proxy Statement entitled “The Merger—Opinion of J.P. Morgan, Concho’s Financial Advisor—Discounted Cash Flow Analysis” that appear on page 118.

Concho. The unlevered free cash flows and the range of terminal values for Concho were discounted to present values using a range of discount rates from 10.5% to 12.5%. ~~These~~ J.P. Morgan derived ranges of illustrative enterprise values for Concho for each case by adding the ranges of present values it derived as described above. J.P. Morgan then subtracted, from the ranges of illustrative enterprise values it derived, as directed by Concho management, estimates of applicable corporate adjustments, including net debt, of Concho as of December 31, 2020 provided by Concho management. The discount rates were chosen by J.P. Morgan based upon its professional judgment and experience and an analysis, using the capital asset pricing model, of the weighted average cost of capital of Concho. The discounted cash flow analysis for Concho indicated implied reference ranges, rounded to the nearest $0.25 per share of Concho common stock of $24.00 to $37.50 for Case A, $76.75 to $106.75 for Case B, $17.50 to $24.75 for Case C, and $53.75 to $69.50 for Case D.

ConocoPhillips. The unlevered free cash flows and the range of terminal values for ConocoPhillips were discounted to present values using a range of discount rates from 9.75% to 11.75%. ~~These~~ J.P. Morgan derived ranges of illustrative enterprise values for ConocoPhillips for each case by adding the ranges of present values it derived as described above. J.P. Morgan then subtracted, from the ranges of illustrative enterprise values it derived, as directed by Concho management, estimates of applicable corporate adjustments, including net debt, of ConocoPhillips as of December 31, 2020 provided by ConocoPhillips management. The discount rates were chosen by J.P. Morgan based upon its professional judgment and experience and an analysis, using the capital asset pricing model, of the weighted average cost of capital of ConocoPhillips. The discounted cash flow analysis for ConocoPhillips indicated implied reference ranges per share, rounded to the nearest $0.25, of ConocoPhillips common stock of $15.75 to $24.00 for Case A, $54.25 to $73.25 for Case B, $12.50 to $17.75 for Case C, and $45.00 to $57.50 for Case D.

The following underlined language is added to the last full paragraph in the section of the Definitive Proxy Statement entitled “The Merger—Opinion of J.P. Morgan, Concho’s Financial Advisor—Miscellaneous” that appears on pages 119-120.

For services rendered in connection with the merger and the delivery of its opinion, Concho has agreed to pay J.P. Morgan a transaction fee of $25 million, of which $2 million became payable by Concho to J.P. Morgan in connection with J.P. Morgan’s delivery of its opinion and the balance of which becomes payable upon the closing of the merger. In addition, Concho has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel and to indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had, and continue to have, commercial or investment banking relationships with Concho and ConocoPhillips, for which J.P. Morgan and its affiliates have received customary compensation. Such services during such period include having acted as joint lead bookrunner on Concho’s offering of debt securities, which closed in August 2020, and as financial advisor to ConocoPhillips in a divestiture which closed in October 2018. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of Concho and ConocoPhillips, for which it receives customary compensation or other financial benefits. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of Concho and ConocoPhillips. During the two-year period preceding delivery of its opinion, the aggregate fees recognized by J.P. Morgan (including fees recognized by its affiliate for acting as an agent bank and lender) from Concho were approximately $712,000 and from ConocoPhillips were approximately $2.8 million. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of Concho or ConocoPhillips for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments.

The following underlined language is added as a footnote to the second table in the section of the Definitive Proxy Statement entitled “The Merger—ConocoPhillips Unaudited Forecasted Financial Information—Summary of ConocoPhillips Forecasted Financial Information” that appears on page 122.

	Quarterly
	Q3	Q4	Yearly
	2020E	2020E	2021E	2022E	2023E	2024E	2025E
Daily Production (Mboe/d)	1,053	1,141	1,225	1,288	1,376	1,460	1,551
EBITDAX	$1,226	$1,520	$7,503	$10,054	$11,959	$12,859	$13,857
Cash Provided by Operating Activities	$868	$1,275	$6,207	$8,075	$9,910	$10,553	$11,039
Capital Expenditures and Investments	$(1,132)	$(1,127)	$(5,011)	$(5,325)	$(6,336)	$(6,386)	$(7,008)
Levered Free Cash Flow—Pre Dividends / Other	$(157)	$377	$1,237	$2,972	$3,710	$4,235	$4,070
Levered Free Cash Flow—Post Dividends / Other	$(334)	$(1,103)	$(609)	$1,053	$1,714	$2,159	$1,911
Unlevered Free Cash Flow[1]	$43	$585	$2,039	$3,799	$4,294	$4,763	$4,522

(1)

Unlevered free cash flow was calculated as EBITDAX, less exploration expenses, levered taxes, interest tax shield, and changes in net working capital, plus dry hole expense, accretion of asset retirement obligations (“AROs”), undistributed equity earnings and deferred taxes, less capital expenditures, cash from investment accounts, collection of advances / loans-related parties, and effect of exchange rate changes.

The following underlined language is added as a footnote to the third table in the section of the Definitive Proxy Statement entitled “The Merger—ConocoPhillips Unaudited Forecasted Financial Information—Summary of ConocoPhillips Forecasted Financial Information” that appears on page 123.

	Quarterly
	Q3	Q4	Yearly
	2020E	2020E	2021E	2022E	2023E	2024E	2025E
Daily Production (Mboe/d)	1,373	1,449	1,529	1,592	1,699	1,823	1,966
EBITDAX	$1,951	$2,159	$9,851	$12,925	$15,165	$16,498	$18,085
Cash Provided by Operating Activities	$1,536	$1,879	$8,402	$10,795	$12,926		$14,006
Capital Expenditures and Investments	$(1,416)	$(1,481)	$(6,459)	$(6,864)	$(8,171)	$(8,681)	$(9,656)
Levered Free Cash Flow—Pre Dividends / Other	$227	$628	$1,985	$4,154	$4,891	$5,392	$5,468
Levered Free Cash Flow—Post Dividends / Other	$11	$(225)	$(352)	$1,724	$2,364	$2,764	$2,735
Unlevered Free Cash Flow[1]	$484	$870	$2,953	$5,146	$5,641	$6,087	$6,086

(1)

Unlevered free cash flow was calculated as EBITDAX, less exploration expenses, levered taxes, interest tax shield, and changes in net working capital, plus dry hole expense, accretion of AROs, undistributed equity earnings and deferred taxes, less capital expenditures, cash from investment accounts, collection of advances / loans-related parties, and effect of exchange rate changes.

The following underlined language is added as a footnote to the fourth table in the section of the Definitive Proxy Statement entitled “The Merger—ConocoPhillips Unaudited Forecasted Financial Information—Summary of ConocoPhillips Forecasted Financial Information” that appears on page 123.

	Quarterly
	Q3	Q4	Yearly
	2020E	2020E	2021E	2022E	2023E	2024E	2025E
Daily Production (Mboe/d)	320	308	304	304	323	363	415
EBITDAX	$725	$639	$2,313	$2,671	$3,006	$3,438	$4,028
Cash Provided by Operating Activities	$668	$605	$2,160	$2,520	$2,858	$3,295	$3,889
Capital Expenditures and Investments	$(284)	$(354)	$(1,498)	$(1,688)	$(1,985)	$(2,446)	$(2,799)
Levered Free Cash Flow—Pre Dividends / Other	$384	$251	$662	$831	$873	$849	$1,090
Levered Free Cash Flow—Post Dividends / Other	$274	$211	$505	$674	$715	$692	$933
Unlevered Free Cash Flow[1]	$441	$285	$828	$997	$1,039	$1,015	$1,256

(1)	Unlevered free cash flow was calculated as EBITDAX, less exploration expenses, taxes, changes in net working capital, and capital expenditures, plus accretion of AROs.

Additional Information and Where to Find It

In connection with the proposed transaction, ConocoPhillips (“ConocoPhillips”) filed with the SEC a registration statement on Form S-4 on November 18, 2020 (as amended on December 7, 2020), that includes a joint proxy statement of Concho Resources Inc. (“Concho”) and ConocoPhillips and that also constitutes a prospectus of ConocoPhillips. The registration statement was declared effective by the SEC on December 10, 2020, and on December 11, 2020, Concho and ConocoPhillips each filed the definitive joint proxy statement/prospectus in connection with the proposed transaction with the SEC. ConocoPhillips and Concho commenced mailing the definitive joint proxy statement/prospectus to stockholders on or about December 11, 2020. Each of Concho and ConocoPhillips will also file other relevant documents with the SEC regarding the proposed transaction This document is not a substitute for the definitive joint proxy statement/prospectus or registration statement or any other document that Concho or ConocoPhillips has filed or may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders are able to obtain free copies of the registration statement and definitive joint proxy statement/prospectus and all other documents containing important information about Concho, ConocoPhillips, and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by Concho may be obtained free of charge on Concho’s investor relations website at https://ir.concho.com/investors/. Copies of the documents filed with the SEC by ConocoPhillips may be obtained free of charge on ConocoPhillips’ website at http://www.conocophillips.com or by contacting ConocoPhillips’ Investor Relations Department by email at investor.relations@conocophillips.com or by phone at 281-293-5000.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Participants in the Solicitation

Concho, ConocoPhillips, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Concho, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Concho’s proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on March 16, 2020, and Concho’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 19, 2020. Information about the directors and executive officers of ConocoPhillips, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in ConocoPhillips’ proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on March 30, 2020, and ConocoPhillips’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 18, 2020, as well as in Forms 8-K filed by ConocoPhillips with the SEC on May 20, 2020 and September 8, 2020, respectively. Investors may obtain additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction by reading the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the definitive joint proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Concho or ConocoPhillips using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

The foregoing contains statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Concho or ConocoPhillips expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the proposed transaction, pro forma descriptions of the combined company and its operations, integration and transition plans, synergies, opportunities and anticipated future performance. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. These include, but are not limited to, the following: the risk factors discussed or referenced in Concho’s and ConocoPhillips’ most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K and other filings with the SEC; the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas and the resulting actions in response to such changes, including changes resulting from the imposition or lifting of crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; changes in commodity prices; changes in expected levels of oil and gas reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; unexpected cost increases or technical difficulties in constructing, maintaining, or modifying company facilities; legislative and regulatory initiatives addressing global climate change or other environmental concerns; investment in and development of competing or alternative energy sources; disruptions or interruptions impacting the transportation for oil and gas production; international monetary conditions and exchange rate fluctuations; changes in international trade relationships, including the imposition of trade restrictions or tariffs on any materials or products (such as aluminum and steel) used in the operation of Concho’s business; the risk associated with Concho’s and ConocoPhillips’ ability to obtain the approvals of their respective stockholders required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all or the failure of the transaction to close for any other reason or to close on the anticipated terms, including the anticipated tax treatment; the risk that any regulatory approval, consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the ability to successfully integrate the businesses and technologies; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; uncertainty as to the long-term value of ConocoPhillips’ common stock; and the diversion of management time on transaction-related matters; the potential for litigation related to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Concho’s common stock or ConocoPhillips’ common stock; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Concho and ConocoPhillips to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally; the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; the risk that the combined company may be unable to achieve synergies or it may take longer than expected to achieve those synergies; and other important factors that could cause actual results to differ materially from those projected. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of these factors.

Additional information concerning these and other risk factors are also contained in Concho’s and ConocoPhillips’ most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.

Many of these risks, uncertainties and assumptions are beyond Concho’s or ConocoPhillips’ ability to control or predict. Because of these risks, uncertainties and assumptions, readers should not place undue reliance on these forward-looking statements. Nothing in this communication is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings per share of Concho or ConocoPhillips for the current or any future financial years or those of the combined company will necessarily match or exceed the historical published earnings per share of Concho or ConocoPhillips, as applicable. Neither Concho nor ConocoPhillips gives any assurance (1) that either Concho or ConocoPhillips will achieve their expectations, or (2) concerning any result or the timing thereof, in each case, with respect to the proposed transaction or any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results. Concho and ConocoPhillips undertake no obligation to correct or update any forward-looking statement, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of 2021 Performance Unit Award Agreement

10.2	Form of 2021 Restricted Stock Award Agreement

10.3	Form of Supplemental Retention Award Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

By	/s/ Travis L. Counts
Name:	Travis L. Counts
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: January 4, 2021

[Signature Page to Form 8-K]